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Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           ACT TELECONFERENCING, INC.
             (as amended October 18, 1999 and November 26, 2001)

      The Board of Directors of ACT Teleconferencing, Inc. (the "Corporation"), pursuant to Section 7-110-107(1) of the Colorado Business Corporation Act, adopts the following as its Restated Articles of Incorporation to integrate and replace the Corporation's original Articles of Incorporation and all prior amendments:

                                    ARTICLE I

      The name of this Corporation is ACT Teleconferencing, Inc.

                                   ARTICLE II

      The Corporation is authorized to issue an aggregate total of 25,000,000 shares of Common Stock, no par value per share, as well as shares of Preferred Stock as authorized by Article X.

                                   ARTICLE III

      No shareholder of this Corporation shall have any cumulative voting rights in the election of directors.

                                   ARTICLE IV

      No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                    ARTICLE V

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in Section 7-108-403 of the Colorado Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or

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have any effect on the liability or alleged liability of any director of the
Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI

      The Corporation shall indemnify directors, officers, and others for liabilities and expenses incurred in connection with their corporate duties to the fullest extent permitted by the Colorado Business Corporation Act or its amended or successor provisions.

                                   ARTICLE VII

      Whenever the statutes of Colorado, as amended, require the holders of two-thirds of the outstanding shares entitled to vote to approve certain proposals and to approve amendments to the Articles of Incorporation, the affirmative vote of holders of a majority of shares entitled to vote thereon shall be sufficient for approval, except the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote shall be necessary whenever specifically required by these Articles.

                                  ARTICLE VIII

      The Board of Directors shall consist of not more than nine (9) members, none of whom need be shareholders. The exact number of directors within the maximum limitation of nine (9) shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors from time to time; however, no decrease in the number of directors shall change the term of any director. The Board of Directors shall be divided into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors. Each class shall be elected for a term expiring at the Annual Meeting of the Shareholders held in the third year thereafter; provided, however, that at the 1994 Annual Meeting of Shareholders, one class shall be elected for a term expiring at the 1995 annual meeting, one class for a term expiring at the 1996 annual meeting, and one class for a term expiring at the 1997 annual meeting. Each director shall continue in office until the Annual Meeting of Shareholders in the year in which the director's term expires, and thereafter until the director's successor is duly elected and qualified, unless a prior vacancy shall occur by reason of the director's death, resignation, or removal from office.

      Newly created directorships resulting from an increase in the authorized number of directors within the approved maximum and any vacancies in directorships may be filled by the affirmative vote of a majority of directors then in office, even though less than a quorum, or by the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting called for the purpose of electing directors. Directors so chosen by the Board of Directors of the shareholders to fill a vacancy or newly created directorship shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of class to which the director or directors have been appointed or elected expires.


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      Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least two-thirds of the outstanding common stock of the Corporation entitled to vote for the election of directors.

      The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                   ARTICLE IX

      A. In addition to the requirements of any applicable statute, the affirmative vote of shareholders holding not less than two-thirds of the outstanding shares of the Corporation's common stock shall be required for the approval of any "Business Combination" (as defined herein) involving this Corporation and for the approval or authorization by this Corporation, in its capacity as a shareholder, of any Business Combination involving a subsidiary of this Corporation which requires the approval or authorization of the shareholders of the subsidiary, provided, however, that the two-thirds voting requirement shall not be applicable if:

            1. A majority of all the "Continuing Directors" (as defined herein) by vote have expressly approved the Business Combination; or

            2. The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of this Corporation and the cash to be received per share in the Business Combination by holders of the common stock of this Corporation (other than the "Related Person" as hereinafter defined) is not less than the highest per share price (including brokerage commissions, transfer taxes, soliciting dealers' fees and dealer-management compensation) paid by the Related Person in acquiring any of its holdings of this Corporation's common stock (with appropriate adjustments for recapitalizations, stock splits, stock dividends and other changes to the Corporation's capital structure).

      B.    For purposes of this Article:

            1.    The term "Business Combination" shall mean:

                        i)    any merger or consolidation of this
            Corporation or a subsidiary of this Corporation with or into a Related Person;

                        ii) any sale, lease, exchange, transfer, mortgage, or other disposition to a Related Person (in one transaction or in a series of related transactions), of all or any "Substantial Part" (as hereinafter defined) of the assets of this Corporation (including, without limitation, any voting securities


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            of a subsidiary of this Corporation) or a subsidiary of this
            Corporation;

                        iii) any sale, lease, exchange, transfer or other disposition (in one transaction or in a series of related transactions) of all or any Substantial Part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation;

                        iv) any issuance, sale, exchange, transfer or other disposition of any securities of this Corporation or a subsidiary of this Corporation to a Related Person (except common stock issuable pursuant to the exercise of options to purchase, during any twelve-month period, not more than one percent of the common stock outstanding during such period), including, without limitation, any exchange of shares of this Corporation or a subsidiary of this Corporation for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of this Corporation entitled to vote or the affirmative vote of this Corporation in its capacity as a shareholder of the subsidiary;

                        v) any acquisition by this Corporation or a subsidiary of this Corporation of any securities of a Related Person or any securities of this Corporation or a subsidiary of this Corporation from a Related Person;

                        vi) any recapitalization or reclassification of the securities of this Corporation which would have the effect of increasing the voting power of the Related Person;

                        vii) any plan or proposal for the liquidation of this Corporation proposed by or on behalf of a Related Person; and

                        viii) any agreement, contract or other arrangement
            providing for any of the transactions described in this definition of Business Combination.

            2. The term "Related Person" shall mean and include any "Person" (as defined herein) which, together with its "Affiliates" and "Associates" (as defined herein), beneficially owns in the aggregate 20 percent or more of the voting power of the voting stock, and any Affiliate or Associate of any such Person. Beneficial ownership shall be determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as in effect on August 9, 1993; provided, however, a Person shall also be deemed to be the beneficial owner of (i) any shares of common stock which such Person or any of its Affiliates or Associates has the right to acquire at any time pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise, and (ii) any shares of common stock beneficially owned by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the shares of common stock.


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            3.    The term "Person" shall mean any individual, corporation,
      partnership or other person or entity.

            4. The term "Affiliate," used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

            5. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any corporation or organization (other than this Corporation or a majority-owned subsidiary of this Corporation) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent of more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of this Corporation or any of its parents or subsidiaries.

            6. The term "Continuing Director" shall mean any person then serving as a director of this Corporation (i) who was a member of the Board of Directors of this Corporation on August 9, 1993, or (ii) who became a director after August 9, 1993, and whose election, or nomination for election by this Corporation's shareholders, was approved by a majority of all of the Continuing Directors, either by a specific vote or by issuance of a proxy statement authorized by the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director who announces that he has a conflict of interest with respect to, and refrains from voting on, the Business Combination in question be deemed to be a Continuing Director for purposes of such vote.

            7. The term "Substantial Part" shall mean more than 25 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

      C. For the purpose of this Article, the Continuing Directors by a majority vote shall have the power to make a binding determination as to: (i) the number of shares of common stock of this Corporation that any person or entity beneficially owns; (ii) whether a person or entity is an Affiliate or Associate of another; (iii) whether the assets subject to any Business Combination is one in which a Related Person has an interest; (iv) whether the cash to be received per share by holders of common stock of this Corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person; and (v) such other matters with respect to which a determination is required under this Article.


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      D.    The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of this Corporation shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.

                                    ARTICLE X

      This Corporation is authorized to issue, in addition to the Common Stock, no par value, authorized in Article II, an aggregate of 2,000,000 shares of nonvoting Preferred Stock, subject to the following:

      A. The Board of Directors is authorized, subject to limitations prescribed by the statutes of Colorado and by these Articles of Incorporation, to provide for the issuance of shares of the Preferred Stock in series. The Board of Directors shall establish the number of shares to be included in each series and determine the designations, preferences, limitations, and relative rights of shares of each series. When such a determination has been made, the Corporation shall deliver Articles of Amendment to these Articles of Incorporation to the Secretary of State for filing, which shall be effective without Shareholder action, specifying the designations, preferences, limitations, and relative rights of such class as required by statute.

      B. The authority of the Board of Directors with respect to the designation of each series shall include, without limitation, the authority to establish and define the number of shares initially constituting each series; the distinctive designation of each series; dividend rights; redemption rights, if any; the establishment of a sinking fund, if appropriate; liquidation rights; conversion privileges, if any; and other matters appropriate to each series to the extent deemed necessary by the Board of Directors or as required or allowed by the Colorado Business Corporation Act and not otherwise limited by said Act or by these Articles of Incorporation.

      C. To the extent holders of nonvoting Preferred Stock are entitled by statute to vote on certain matters, the Board may determine such matters attendant to such voting rights within the limitations established by statute.

      D. Shares of Preferred Stock of any series that have been redeemed or otherwise cancelled or that have been converted into shares of any other class of the Corporation's authorized securities shall be restored to the status of authorized and unissued Preferred Stock and shall thereafter be eligible for reissuance as part of any series of Preferred Stock.

      IN WITNESS WHEREOF, I, as Secretary of ACT Teleconferencing, Inc., certify under penalty of perjury, that the foregoing comprises the Restated Articles of Incorporation of ACT Teleconferencing, Inc., as adopted by the Board of Directors on April 15, 1996.


                                       ---------------------------------------
                                                Secretary


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